Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the quarterly report of VPR Brands, LP (the “Company”) on Form 10-Q for the quarterly period ending March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin Frija, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant Date: May 16, 2016	VPR Brands, LP By: /s/ Kevin Frija
Kevin Frija
Chief Financial Officer (Principal Financial Officer)